POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (hereinafter individually and collectively referred to as the "grantor") constitutes and appoints Gordon H. Link, Jr. the grantor's attorney-in-fact, with full power of substitution, for grantor in any and all capacities, to sign the Annual Report on Form 10-K for NaPro BioTherapeutics, Inc. for its year ended December 31, 1997, and all amendments thereto, and to file the same, with all exhibits thereto, and other documents required or appropriate in connection therewith, with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.; granting unto said attorney-in-fact full power and authority to perform any other act on behalf of the grantor required to be done in the premises, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

                              /s/ Leonard P. Shaykin
Date March      , 1998    -----------------------------------------------------
                              Leonard P. Shaykin

                              /s/ Sterling K. Ainsworth, Ph.D.
Date March      , 1998    -----------------------------------------------------
                              Sterling K. Ainsworth, Ph.D.

                              /s/ Patricia A. Pilia, Ph.D.
Date March      , 1998    -----------------------------------------------------
                              Patricia A. Pilia, Ph.D.

                              /s/ Arthur H. Hayes, Jr., M.D.
Date March      , 1998    -----------------------------------------------------
                              Arthur H. Hayes, Jr., M.D.

                              /s/ Mark B. Hacken
Date March      , 1998    -----------------------------------------------------
                              Mark B. Hacken

                              /s/ Randolph C. Steer, Ph.D.
Date March      , 1998    -----------------------------------------------------
                              Randolph C. Steer, Ph.D.


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